UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2006

IRIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue
Chatsworth, CA 91311
(Address of Principal Executive Offices/Zip Code)

(818) 709-1244
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 - Entry into a Material Definitive Agreement

On September 20, 2006, we entered into a Rights Agreement Amendment (the “Amendment”) with Continental Stock Transfer & Trust Company (the “Rights Agent”), which Amendment amends certain provisions and exhibits of our Rights Agreement, dated January 21, 2000 (the “Rights Agreement”), between us and the Rights Agent. The Amendment changes the purchase price of a Right issued under the Rights Agreement from $9.00 to $100.00, and supplements the Rights Agreement by adding a provision which permits the Rights, if issued, to be exercised on a cashless basis. We also amended the Rights Certificate attached as an exhibit to the Rights Agreement to reflect these changes to the terms of the Rights. Except as expressly set forth in the Amendment, the Rights Agreement remains unchanged and in full force and effect.

A copy of the Rights Agreement was filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 26, 2000. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Rights Agreement Amendment dated as of September 20, 2006, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, including an amended Rights Certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: September 21, 2006	By:	/s/ Cesar M. Garcia
Cesar M. Garcia
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement Amendment dated as of September 20, 2006, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, including an amended Rights Certificate.